UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2003

LIGHTSPAN, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-29347	33-0585210
(Commission File No.)	(IRS Employer Identification No.)

10140 Campus Point Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 824-8000

Item 5. Other Events.

On November 17, 2003, Lightspan, Inc. (the “Company”) and PLATO Learning, Inc. (“PLATO”), issued a press release announcing that each of their respective stockholders voted to approve the merger of a wholly owned subsidiary of PLATO with and into the Company. The Company will continue as a wholly owned subsidiary of PLATO after the merger. In the merger, each share of the Company’s common stock will be exchanged for 1.33 shares of PLATO’s common stock.

As a result of the merger, the Company’s shares will no longer be traded on the Nasdaq National Stock Market or any other securities exchange.

Item 7. Exhibits.

99.1	Press Release, dated as of November 17, 2003 announcing the approval of the merger between a wholly owned subsidiary of PLATO Learning, Inc. with and into Lightspan, Inc.

1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIGHTSPAN, INC.

Dated: November 17, 2003	By:	/s/ Michael A. Sicuro

Michael A. Sicuro
Chief Financial Officer, Secretary and Treasurer

2.

INDEX TO EXHIBITS

99.1	Press Release, dated as of November 17, 2003 announcing the approval of the merger between a wholly owned subsidiary of PLATO Learning, Inc. with and into Lightspan, Inc.

3.